SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2003

Versicor Inc.
(Exact Name of Registrant As Specified in Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

(610) 491-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Item 2.   Acquisition or Disposition of Assets

Effective February 28, 2003, pursuant to the Agreement and Plan of Merger entered into  as of July 30, 2002 (as amended, the “Merger Agreement”) between Versicor Inc. and Biosearch Italia S.p.A. Biosearch was merged with and into Versicor, with Versicor continuing as the surviving corporation (the “Merger”).  Pursuant to the Merger Agreement and as a result of the Merger, each Biosearch  ordinary share outstanding at the effective time of the Merger was converted into the right to receive 1.77 shares of Versicor common stock.

The issuance of shares of Versicor common stock under the Merger Agreement as described above was registered under the Securities Act of 1933, as amended, pursuant to Versicor’s registration statement on Form S-4 (File No. 333-98935) filed with the Securities and Exchange Commission, or SEC, on August 29, 2002 and amended on October 9, 2002, October 31, 2002 and November 5, 2002 and declared effective on November 5, 2002 (as amended, the “Registration Statement”).  The Registration Statement included Versicor’s proxy statement/prospectus, which contains additional information about this transaction.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement.  Copies of the following documents were filed by Versicor with the SEC on the dates set forth below and are incorporated herein by reference:

•                  the Agreement and Plan of Merger entered into on July 30, 2002, between Versicor Inc. and Biosearch Italia S.p.A. is attached as Exhibit 2.1 to Versicor’s Current Report on Form 8-K filed with the SEC on July 31, 2002;

•                  the First Amendment to Agreement and Plan of Merger entered into on August 14, 2002, between Versicor Inc. and Biosearch Italia S.p.A. is attached as Exhibit 2.2 to Versicor’s registration statement on Form S-4 (File no. 333-98935) filed with the SEC on August 29, 2002; and

•                  the Second Amendment to Agreement and Plan of Merger entered into on October 29, 2002, between Versicor Inc. and Biosearch Italia S.p.A. is attached as Exhibit 2.3 to Versicor’s registration statement on Form S-4/A filed with the SEC on November 5, 2002.

In addition, the press release that Versicor issued on March 3, 2003, relating to the consummation of the Merger with Biosearch  is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)           Financial Statements of Businesses Acquired.

In reliance on general instruction B.3. of Form 8-K, this information has not been included.

The consolidated financial statements of Biosearch  including Biosearch’s consolidated balance sheet at December 31, 2001 and 2000, the consolidated statements of operations and stockholders’ equity for each of the years ended December 31, 2001 and 2000 were previously filed with the SEC in Versicor’s Registration Statement.

The unaudited consolidated financial statements of Biosearch including Biosearch’s unaudited consolidated balance sheet at June 30, 2002 and the unaudited consolidated statements of operations for the six months ended June 30, 2002 and 2001 were previously filed with the SEC in Versicor’s Registration Statement.

(b)           Pro Forma Financial Information.

In reliance on general instruction B.3. of Form 8-K, this information has not been included.

The unaudited pro forma condensed consolidated financial information (based on the historical U.S. GAAP financial statements of Versicor and Biosearch) as of and for the six months ended June 30, 2002 and the year ended December 31, 2001, were previously filed by the registrant with the SEC in Versicor’s Registration Statement.  The unaudited pro forma condensed consolidated balance sheet is as of June 30, 2002 and is presented as if the merger occurred as of that date.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and the for the six months ended June 30, 2002 assume that the merger occurred as of January 1, 2001.

(c)           Exhibits.

The following exhibits are part of this current report on Form 8-K and are numbered in accordance with Item 601 of Regulation S-K.

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of July 30, 2002, between Versicor Inc. and Biosearch Italia S.p.A. (previously filed as Exhibit 2.1 to Versicor’s Current Report on Form 8-K filed with the SEC on July 31, 2002, and incorporated herein by reference).

2.2

First Amendment to Agreement and Plan of Merger entered into on August 14, 2002, between Versicor Inc. and Biosearch Italia S.p.A. (previously filed as Exhibit 2.2 to Versicor’s registration statement on Form S-4 (File no. 333-98935) filed with the SEC on August 29, 2002, and incorporated herein by reference).

2.3

Second Amendment to Agreement and Plan of Merger entered into on October 29, 2002, between Versicor Inc. and Biosearch Italia S.p.A. (previously filed as Exhibit 2.3 to Versicor’s registration statement on Form S-4/A (File no. 333-98935) filed with the SEC on November 5, 2002, and incorporated herein by reference).

99.1	Press release of Versicor Inc. dated March 3, 2003, reporting the consummation of the merger of Biosearch Italia S.p.A. with and into Versicor Inc.

Item 9.  Regulation FD Disclosure

On February 21, 2003, Borsa Italiana S.p.A. (“Borsa Italiana”) approved Versicor’s common stock for listing on the Nuovo Mercato in Italy, subject to Versicor filing with the Commissione Nazionale per le Societá e la Borsa (“CONSOB”) a listing prospectus, CONSOB delivering an opinion as to the ability of Versicor to comply with certain disclosure requirements and an opinion as to certain financial reporting requirements, and Versicor registering the Atto di Fusione, or the plan of merger, in the Companies’ Register of Milan. On February 28, 2003, Versicor filed with CONSOB its listing prospectus and, on or before February 28, 2003, CONSOB delivered its opinions.  Borsa Italiana has determined that Versicor’s common stock will commence trading on Italy’s Nuovo Mercato on March 3, 2003.

Versicor’s Italian listing prospectus included, among other information, the unaudited pro forma condensed consolidated financial statements (based on the historical U.S. GAAP financial statements of Versicor and Biosearch) as of and for the nine months ended September 30, 2002 and the year ended December 31, 2001.  The unaudited pro forma condensed consolidated balance sheets as of December 31, 2001 and September 30, 2002 are presented as if the Merger occurred as of December 31, 2001 and September 30, 2002, respectively. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 assume that the Merger occurred as of January 1, 2001.

An English translation of the unaudited pro forma financial statements is furnished below, except that the paragraph immediately preceding the financial statements has been modified to reflect that, in lieu of the audited financial statements and related notes of Versicor and Biosearch being available to the public the registered offices of Versicor, Biosearch and Borsa Italiana, instead, (1) such audited financial statements and related notes are available to the public through the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC and (2) the audited financial statements and related notes of Versicor and Biosearch can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  We also added disclosure providing that information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.   Such unaudited pro forma financial statements have not been prepared in accordance with the Securities Act and the rules and regulations promulgated thereunder, but are furnished below for Regulation FD purposes.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The following pro forma condensed consolidated financial information is based on the historical U.S. GAAP financial statements of Versicor Inc. (“Versicor”) and Biosearch Italia S.p.A. (“Biosearch”) and has been prepared to illustrate the effect of the merger of Biosearch with and into Versicor (the “Merger”).

The unaudited pro forma condensed consolidated balance sheets as of December 31, 2001 and September 30, 2002 are presented as if the Merger occurred as of December 31, 2001 and September 30, 2002, respectively. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2001 and for the nine months ended September 30, 2002 assume that the Merger occurred as of January 1, 2001.

The Merger will be accounted for under the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is recorded to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net assets acquired. The goodwill arising from the Merger will be recorded on Versicor’s balance sheet and will not be amortized; however it will be subject to future impairment tests. The value assigned to identifiable intangible assets will be amortized over their estimated useful lives of between five and ten years. Amounts allocated to in-process research and development will be expensed immediately. The final determination of the purchase price allocation will be based on the fair values of the assets, including the fair value of in-process research and development and other intangibles, and the fair value of liabilities assumed at the date of the closing of the Merger. The purchase price allocation will remain preliminary until Versicor is able to complete a third party valuation of significant intangible assets acquired, including in-process research and development, and evaluate the fair value of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the date of the closing of the Merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the accompanying unaudited pro forma condensed consolidated financial information.

The pro forma adjustments are based upon generally available information and assumptions that Versicor’s management believes are reasonable. The unaudited condensed consolidated statements of operations are not necessarily indicative of our future results of operations or the results of operations which might have occurred had the proposed Merger occurred on January 1, 2001. The pro forma adjustments are described in the following footnotes.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the audited financial statements and related notes of Versicor and Biosearch, which are available to the public through the SEC’s Internet website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC.  In addition, the audited financial statements and related notes of Versicor and Biosearch can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Unaudited Pro Forma Condensed Consolidated

Statement of Operations of Versicor

For The Year Ended December 31, 2001

	Historical Versicor	Historical Biosearch (Note 2)	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenues:
Collaborative research and development and contract services	$6,145	$3,360	$(509)	(a)	$8,996
License fees and milestones	283	3,122	(1,649)	(a)	1,756
Total revenues	6,428	6,482	(2,158)		10,752

Operating expenses:
Research and development	32,612	15,017	(2,159)	(a)	45,623
			153	(c)
General and administrative	9,600	3,810	—		13,410
Gain on trading securities	—	(1,624)	—		(1,624)
Amortization of intangible assets	—	—	2,863	(b)	2,863
Amortization of negative goodwill	—	(1,136)	—		(1,136)
Total operating expenses	42,212	16,067	857		59,136

Loss from operations	(35,784)	(9,585)	(3,015)		(48,384)
Interest income (expense), net	2,997	(146)	—		2,851
Other	(60)	—	—		(60)
Net loss	$(32,847)	$(9,731)	$(3,015)		$(45,593)

Net loss per share, basic and diluted	$(1.42)	$(0.80)			$(1.02)	(e)
Shares used in computing net loss per share, basic and diluted	23,090	12,154			44,614

Unaudited Pro Forma Condensed Consolidated

Statement of Operations of Versicor

For The Nine Months Ended September 30, 2002

	Historical Versicor	Historical Biosearch (Note 2)	Pro Forma Adjustments		Pro Forma
	(in thousands, except per share amounts)
Revenues:
Collaborative research and development and contract services	$4,563	$3,136	$(544)	(a)	$7,15
License fees and milestones	258	947	(339)	(a)	866
Total revenues	4,821	4,083	(339)	(a)	8,021

Operating expenses:
Research and development	34,810	8.129	(884)	(a)	42,169
			114	(c)
General and administrative	6,680	3,705	—		10,385
Gain on trading securities		(266)	—		(266)
Amortization of intangible assets		—	2,147	(b)	2,147
Total operating expenses	41,490	11,568	1,377		54,435

Loss from operations	(36,699)	(7,485)	(2,260)		(46,414))
Interest income (expense), net	992	1,303	(861)	(d)	1,434
Net loss	$(35,677)	$(6,182)	$(3,121)		$(44,980))

Net loss per share, basic and diluted	$(1.41)	$(0.51)			$(0.96)	(e)
Shares used in computing net loss per share, basic and diluted	25,217	12,099			46,741

Unaudited Pro Forma Condensed Consolidated

Balance Sheet of Versicor

as of December 31, 2001

	Historical Versicor	Historical Biosearch (Note 2)	Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$31,349	$5,083	$—		$36,432
Marketable securities	32,419	96,755	(5,088)	(i)	124,086
Accounts receivable, net	—	8,112	(66)	(a)	8,046
Employee notes receivable	13	—	—		13
Prepaid expenses and other current assets	1,624	1,750	—		3,374
Total current assets	65,405	111,700	(5,154)		171,951
Property, plant and equipment, net	5,197	5,866			11,063
Goodwill	—	—	19,351	(f)	19,351
Intangible assets	—	—	23,100	(f)	23,100
Restricted marketable securities	—	2,485	—		2,485
Other assets	95	4,129	—	(b)	4,224
Total assets	$70,697	$124,180	$37,297		$232,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,335	$5,413	$(66)	(a)	$9,682
Accrued liabilities	6,278	1,742	(1,004)	(g)	17,016
			10,000
Current portion of long-term loan payable	3,950	20	—		3,970	(e)
Deferred revenue	1,561	2,536	(617)	(a)	3,480
Total current liabilities	16,124	9,711	8,313		34,148
Long-term loan	1,004	362	—		1,366
Deferred revenu	500	—	—		500
Other long-term liabilities	175	211	—		386
Total liabilities	17,803	10,284	8,313		36,400

Stockholders’ equity:
Common stock	23	10,828	(10,806)	(h)	45
Additional paid-in capital	160,163	131,270	293	(c)	394,814
			108,176	(h)
			(5,088)	(i)
Treasury stock	—	(565)	565	(h)	—
Deferred stock compensation	(3,567)	—	(293)	(c)	(3,860)
Accumulated other comprehensive income	98	4,665	(4,665)	(h)	98
Accumulated deficit	(103,823)	(32,302)	(91,500)	(j)	(195,323)
			32,302	(h)
Total stockholders’ equity	52,894	113,896	28,984		195,774
Total liabilities and stockholders’ equity	$70,697	$124,180	$37,297		$232,174

Unaudited Pro Forma Condensed Consolidated

Balance Sheet of Versicor

as of September 30, 2002

	Historical Versicor	Historical Biosearch (Note 2)	Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$35,914	$18,464	$—		$54,378
Marketable securities	36,881	80,490	(1,329)	(i)	116,042
Accounts receivable, net	—	4,652	(946)	(a)	3,706
Prepaid expenses and other current assets	1,916	4,317	—		6,233
Total current assets	74,711	107,923	(2,275)		180,359
Property, plant and equipment, net	4,869	11,649	—		16,518
Goodwill	—	—	17,809	(f)	17,809
Intangible assets	—	—	23,100	(f)	23,100
Restricted marketable securities	—	5,937	—		5,937
Other assets	105	5,038	—		5,143
Total assets	$79,685	$130,547	$38,634		$248,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,477	$7,209	$(946)	(a)	$9,740
Accrued liabilities	9,116	1,996	(908)	(k)	20,204
			10,000	(g)
Current portion of long-term loan	3,500	152			3,652
Deferred revenue	635	2,432	(556)	(a)	2,511
Advances received	—	2,639			2,639
Total current liabilities	16,728	14,428	7,590		38,746
Long-term loan	873	1,041	—		1,914
Deferred revenue	500	—	—		500
Other long-term liabilities	244	114	—		358
Total liabilities	18,345	1,583	7,590		41,518

Stockholders’ equity:
Common stock	26	12,018	(12,018)	(h)	26
Additional paid-in capital	202,262	145,728	293	(c)	440,063
			93,109	(h)
			(1,329)	(i)
Treasury stock	—	(1,274)	1,274	(h)	—
Deferred stock compensation	(1,520)	—	(293)	(c)	(1,813)
Accumulated other comprehensive income	72	935	(935)	(h)	72
Accumulated deficit	(139,500)	(42,443)	(91,500)	(j)	(231,000)
			42,443	(h)
Total stockholders’ equity	61,340	114,964	31,044		207,348
Total liabilities and stockholders’ equity	$79,685	$130,547	$38,634		$248,966

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.             Basis of Presentation

On July 30, 2002, Versicor signed a definitive agreement to acquire Biosearch in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under the terms of the Agreement and Plan of Merger dated as of July 30, 2002 between Versicor and Biosearch (the “Merger Agreement”), each share of Biosearch ordinary shares outstanding at the closing of the Merger will be converted into 1.77 shares of Versicor common stock. In addition, the Merger Agreement provides that each holder of a Biosearch stock option outstanding at the closing of the Merger may either terminate his Biosearch option and receive a replacement Versicor option or keep his existing Biosearch option that will then be assumed by Versicor and become an option to acquire shares of Versicor common stock. In both cases, the option to acquire the number of shares of Versicor common stock will be determined by multiplying the number of shares of Biosearch common stock subject to the option by 1.77. For the purposes of the pro forma information presented, we have assumed that all Biosearch stock options outstanding at the closing of the Merger will be terminated and replaced with Versicor options. If all Biosearch stock options outstanding are instead assumed by Versicor, the impact on this pro forma information would not be significant.

As of December 31, 2001 and  September 30, 2002, there were 12,160,500 shares of Biosearch ordinary shares issued and approximately 250,000 Biosearch shares issuable upon exercise of outstanding options. Based on these amounts, if the Merger had taken place on December 31, 2001 or September 30, 2002, Biosearch shareholders would have received approximately 21,524,000 shares of Versicor common stock, and holders of Biosearch options would have received options to purchase approximately 443,000 shares of Versicor common stock. The exact number of shares and options to be issued will depend on the number of Biosearch ordinary shares and options outstanding at the closing of the Merger. In addition, Versicor currently has contractual commitments in place to issue options covering an additional 2,845,000 shares upon completion of the Merger to Biosearch key employees and to Constantino Ambrosio, one of its consultants.

                The estimated purchase price of the acquisition is $248.8 million as follows (in thousands):

Issuance of Versicor shares	$236,115
Issuance of options to acquire Versicor shares	2,722
Transaction costs	10,000
Total	$248,837

The fair value of the Versicor shares used in determining the purchase price was $10.97 per share based on the average closing price of Versicor’s stock from the two days before through two days after July 31, 2002, the date of the public announcement of the Merger. The fair value of the options to acquire Versicor shares was determined using the Black–Scholes option pricing model assuming a market price of $10.99, the closing market price of Versicor stock on July 31, 2002; an exercise price of $11.03; an expected average life of four years; a weighted average interest rate of 4.65%; volatility of 70%; and no expected dividends.

The preliminary allocation of the purchase price is as follows (in thousands):

	December 31, 2001	September 30, 2002
Current assets	$111,700	$107,923
Property, plant and equipment	5,866	11,649
In-process research and development	91,500	91,500
Intangible assets	23,100	23,100
Goodwill	19,352	17,810
Other assets	6,614	10,975
Current liabilities	(8,722)	(12,965)
Long-term assets	(573)	(1,155)
Net assets	$248,837	$248,837

The final determination of the purchase price allocation will be based on the fair values of the assets, including the fair value of in-process research and development and other intangibles, and the fair value of liabilities assumed at the date of the closing of the Merger. The purchase price allocation will remain preliminary until Versicor is able to complete a third party valuation of significant intangible assets acquired, including in-process research and development, and evaluate the fair value of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after the date of the closing of the Merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial information above.

The valuation of the purchased in-process research and development of $91.5 million was based on the result of a valuation using the income approach and applying the percentage completion to risk-adjust the discount rates associated with each of the two significant in-process projects, ramoplanin and dalbavancin, and one additional project, BI–K–0376. The VITACHEM program and all other research and development projects have been valued as part of Biosearch’s core technology and are therefore included in intangible assets, not in-process research and development. The two significant in-process projects relate primarily to the development of a novel antibiotic to treat Gram-positive bacteria, ramoplanin, fair valued at $24.5 million and a novel second-generation glycopeptide agent, dalbavancin, fair valued at $61.2 million. These in-process projects require additional significant rigorous scientific and clinical testing expected to be completed in the second half of 2004 with cash inflows from product sales forecasted to begin in 2005. Ramoplanin is estimated to be approximately 80% complete (based on cost) and dalbavancin is approximately 30% complete (based on cost), an additional $2.6 million and $13.1 million, respectively for each project, for additional scientific research and chemical development, expenses associated with conducting clinical trials for various stages, and legal and regulatory expenses in connection with the drug approval process is projected to be required to complete the in-process projects. Both significant in-process projects are still undergoing clinical trials and have not received regulatory approval. The primary risk in completing the projects is the successful completion of the clinical testing and regulatory approval process. This process is time and research intensive and new drugs face significant challenges before they can be brought to the market. Any delay in the approval process could have significant consequences including increased costs thus jeopardizing the economic returns expected to be realized, delay in the rollout of the product with potential lower revenues due to competing products reaching the market and potential loss of credibility to Versicor’s scientific team.

Under the income approach, value is dependent on the present value of future economic benefits to be derived from the ownership of an asset. Central to this method is an analysis of the earnings potential represented by the appraised asset and of the underlying risk associated with obtaining those earnings. Value indications are developed by discounting future net cash flows available for distribution to their present value at market-based rates of return. Discount rates of 45%-50% were used, which are commensurate with the overall risk and percent complete of the in-process projects. Management concluded that technological feasibility of the purchased in-process research and development had not been reached, and the technology had no alternative future uses. Accordingly, the amount allocated to in-process research and development will be charged to the statement of operations in the period in which the acquisition is consummated. The results of the income approach do not necessarily indicate the price that a third party would be willing to pay to acquire the in–process project.

The estimated goodwill arising from the Merger is $17.8 million, assuming the Merger occurred as of September 30, 2002. In accordance with Statements of Financial Accounting Standards No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets”, the goodwill will be recorded as an asset on the balance sheet and will be reviewed for impairment on at least an annual basis.

The estimated identifiable intangible assets arising from the Merger total $23.1 million and represent $16.1 million for Biosearch’s patents and core technology, $1.5 million for bioinformatics software platform and $5.5 million for library of microbial extracts. These intangible assets have estimated useful lives of between five and ten years.

2.             Exchange Rates

The historic Biosearch statements of operations have been translated into U.S. dollars using the average Euro/U.S. dollar exchange rates for the periods presented as listed on the Dow Jones Interactive website. The average Euro/U.S. dollar exchange rate is 0.896 and 0.927 for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively. The historic Biosearch balance sheets as of December 31, 2001 and September 30, 2002 have been translated into U.S. dollars using the closing Euro/U.S. dollar exchange rate at December 31, 2001 of 0.890 and at September 30, 2002 of 0.988.

3.             Pro Forma Adjustments

a)                                      Represents the elimination of intercompany balances/transactions.

b)                                     Represents amortization of identifiable intangible assets based on estimated fair values and useful lives assigned to these assets at the date of acquisition.

c)                                      Represents deferred stock compensation and amortization over the four year vesting period arising from the assumed termination of Biosearch options and the issuance of new Versicor options.

d)                                     Represents the elimination of the gain recognized by Biosearch on the sale of Versicor common stock.

e)                                      Pro forma basic and diluted earnings per share is calculated by dividing the pro forma net loss by the pro forma weighted average shares outstanding as follows (in thousands):

	Year Ended December 31, 2001	Nine Months Ended September 30, 2002
Versicor historical weighted average shares	23,090	25,217
Shares issued to acquire Biosearch	21,524	21,524
Pro forma weighted average shares	44,614	46,741

f)                                        Represents the estimated fair values of identifiable intangible assets and goodwill arising from the Merger.

g)                                     Represents the estimated transaction costs of the Merger.

h)                                     Represents the elimination of historical stockholders’ equity accounts for Biosearch and the issuance of Versicor common stock and options as part of the purchase price.

i)                                         Represents the cancellation of Versicor stock held by Biosearch.

j)                                         Represents the estimated fair value of in–process research and development. This amount will be recorded as an expense in the period in which the Merger is completed.

k)                                      Represents Versicor’s obligation under a collaboration agreement with Biosearch that will be eliminated upon completion of the Merger.

Cautionary Note Regarding Forward-Looking Statements

This report contains or incorporates by reference forward-looking statements describing our expectations for the future. Often the words “believe,” “expect,” “anticipate,” “might,” “will,” or “could” (or the negatives of these words) or similar expressions appear in, and can be used to identify, forward-looking statements. While we believe that the expectations expressed in our forward-looking statements are reasonable, the future can rarely be predicted with precision and actual events occurring in the future might not match the expectations described in this document. The matters discussed in our forward-looking statements are subject to uncertainty and many known (and perhaps unknown) risk factors. Some of the important risk factors that could cause our actual results to differ significantly from the results expressed or implied by our forward-looking statements are listed in our to-be-filed 10-K Report for the year ended December 31, 2002 under the caption “Risk Factors,” as well as in our other SEC filings under similar captions. Among other factors, we face the risks that:  Versicor’s common stock may not commence trading on the Nuovo Mercato on the scheduled date or at all; clinical trials might be delayed; clinical trials might indicate a product candidate is unsafe or ineffective; the filing of any new drug applications might be delayed or cancelled; a filed New Drug Application might be denied resulting in an inability to market the product candidate in the U.S. or other jurisdictions; Versicor might lack the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing might occur; legislation affecting drug pricing and reimbursement might cause adverse changes to the potential market for Versicor’s product candidates; product liability and other types of lawsuits might be filed against the company; Versicor’s ability to protect its intellectual property both domestically and internationally might be incomplete; Versicor might fail to comply with the many complex laws and regulations affecting domestic and foreign pharmaceutical operations; changes in generally accepted accounting principles might result in financial reporting changes that cause reported loss to increase; growth in costs and expenses might cause losses to increase; Versicor might fail to obtain the anticipated results and synergies from the merger with Biosearch Italia; Versicor’s ongoing proprietary and collaborative research might not yield useful results; contractual milestone payments might not be paid to Versicor as contemplated and Versicor’s competitors might develop superior substitutes for its products or market them more effectively. Because of the risks we face, our actual results, performance or achievements may differ materially from the results, performance or achievements, expressed or implied by our forward-looking statements. We assume no responsibility to issue updates to the forward-looking matters discussed, or incorporated by reference, in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSICOR INC.
(Registrant)

Date: March 3, 2003	By:	/s/ GEORGE F. HORNER III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

                Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated as of July 30, 2002, between Versicor Inc. and Biosearch Italia S.p.A. (previously filed as Exhibit 2.1 to Versicor’s Current Report on Form 8-K filed with the SEC on July 31, 2002, and incorporated herein by reference).

2.2

First Amendment to Agreement and Plan of Merger entered into on August 14, 2002, between Versicor Inc. and Biosearch Italia S.p.A. (previously filed as Exhibit 2.2 to Versicor’s registration statement on Form S-4 (File no. 333-98935) filed with the SEC on August 29, 2002, and incorporated herein by reference).

2.3

Second Amendment to Agreement and Plan of Merger entered into on October 29, 2002, between Versicor Inc. and Biosearch Italia S.p.A.(previously filed as Exhibit 2.3 to Versicor’s registration statement on Form S-4/A (File no. 333-98935) filed with the SEC on November 5, 2002, and incorporated herein by reference).

99.1	Press release of Versicor Inc. dated March 3, 2003, reporting the consummation of the merger of Biosearch Italia S.p.A. with and into Versicor Inc.